Exhibit 32

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew J. Jetter, as Principal Executive Officer, and Denise L. Cauthon, as Principal Accounting Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his/her knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

By: /s/ Andrew J. Jetter	By: /s/ Denise L. Cauthon
Andrew J. Jetter Principal Executive Officer	Denise L. Cauthon Principal Accounting Officer
May 7, 2015	May 7, 2015

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.